Exhibit 10.3
LOCK-UP AGREEMENT

_______________ __, 2007
GoFish Corporation
[ADDRESS]

Gentlemen:

Reference is made to that certain Agreement and Plan of Merger (the “Agreement”) dated as of February 11, 2007, by and among Hot Tuna Corporation, a Nevada Corporation (“Buyer”), BM Acquisition Corp., Inc., a Delaware corporation (“Transitory Subsidiary”), Bolt, Inc., a Delaware corporation (the “Company”) and the party identified therein as the Indemnification Representative, pursuant to which the parties contemplate that the Company will merge with and into the Transitory Subsidiary. Capitalized terms used but not defined herein shall have the meanings set forth in the Agreement. The purpose of this letter agreement (this “Lock-Up Agreement”) is to satisfy the condition set forth in Section 5.2(g) of the Agreement with respect to a lock-up of the Merger Shares to be issued by the Buyer to each of the Company Stockholders under the Agreement. Accordingly, for good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the undersigned hereby covenants and agrees as follows:

1.  During the period from the Closing and ending on the date that is 330 days after the Effective Date, the undersigned will not offer, sell, contract to sell or otherwise dispose of, transfer title to, pledge, mortgage, or otherwise encumber (in each case, “Sell”), other than to the Buyer, any of the Salable Shares constituting Basic Shares issued to the undersigned pursuant to the Merger Agreement, provided, that during any consecutive thirty (30) day period, the undersigned may not Sell Salable Shares constituting Basic Shares in excess of one-third (1/3) the total number of Salable Shares constituting Basic Shares issued to the undersigned at the Closing.

2.  During the period from the Closing Date and ending on the date that is thirty (30) months after the Closing Date, the undersigned will not Sell any of the Salable Shares constituting Supplemental Shares, provided that after each thirty (30) days during such thirty (30) month period, the foregoing restriction shall be automatically terminated as to one-thirtieth (1/30) the aggregate number of Salable Shares constituting Supplemental Shares issued to the undersigned at the Closing, provided further that the foregoing restrictions on the undersigned’s ability to Sell Salable Shares constituting Supplemental Shares shall be automatically terminated in its entirety upon the consummation by the Buyer of a transaction constituting a Change of Control (as defined in Schedule 1.5(a)(iii) to the Merger Agreement).

3.  If the undersigned is defined as “Managing Shareholder” under the Merger Agreement, during the period from the Closing Date and ending on the date that is forty two (42) months after the Closing Date, the undersigned will not Sell any Salable Shares constituting Subsequent Shares in excess of (i) four percent (4%) of the Salable Shares constituting Subsequent Shares issued to the undersigned after the Closing during any consecutive thirty (30) day period or (ii) twenty percent (20%) of the Salable Shares constituting Subsequent Shares issued to the undersigned after the Closing during any consecutive one hundred eighty (180) day period.

4.  Until the fourth (4th) anniversary of the Closing Date, if and for so long as the undersigned is either (i) the beneficial owner of at least five percent (5%) of the Buyer Common Stock issued and outstanding or (ii) a director or officer of the Buyer or the Surviving Corporation, the undersigned shall not Sell any Buyer Company Stock during any thirty (30) day period in excess of five percent (5%) of the number of Merger Shares then held by the undersigned, except for sales pursuant to an effective registration statement filed by Buyer.

5.  For the avoidance of doubt, the foregoing restrictions are cumulative and not in the alternative. Furthermore, the foregoing restrictions are in addition to any restrictions on transfer applicable to the Merger Shares and/or the undersigned under applicable law.

6.  If requested by the Buyer, in connection with any offering of securities by the Buyer that generates gross proceeds of at least $15,000,000, the undersigned will execute and deliver any further lock-up agreement that may be deemed reasonably necessary by any underwriter, placement agent or financial advisor engaged by the Buyer in connection with such offering.

7.  This Letter Agreement shall be governed by and construed in accordance with the laws of the State of New York, without regard to its conflict of laws principles. Any dispute hereunder shall be subject to the exclusive jurisdiction of the city, county, state and federal courts located in the county, city and state of New York, New York.

8.  This undersigned is entering into this Lock-Up Agreement to induce the Buyer and the Transitory Subsidiary to complete the transactions contemplated by the Agreement.

9.  This Lock-Up Agreement will become a binding agreement on the undersigned as of the Effective Time. This Lock-Up Agreement may be duly delivered by facsimile counterpart. If and to the extent that any provision of this Lock-Up Agreement is judicially determined to be unenforceable under applicable law, then the offending provision shall be severed and the remaining provisions shall continue to be in full force and effect. This Lockup Agreement may be modified or waived only by a separate writing signed by the Buyer, the Surviving Corporation and the undersigned.

10.  The restrictions set forth in this Lock-Up Agreement shall not apply to:

(1) if the undersigned is a natural person, any transfers made by the undersigned (a) as a bona fide gift to any member of the immediate family (as defined below) of the undersigned or to a trust the beneficiaries of which are exclusively the undersigned or members of the undersigned’s immediate family, (b) by will or intestate succession upon the death of the undersigned or (c) as a bona fide gift to a charity or educational institution,

(2) if the undersigned is a corporation, partnership, limited liability company or other business entity, any transfers to any shareholder, partner or member of, or owner of a similar equity interest in, the undersigned, as the case may be, if, in any such case, such transfer is not for value, and

(3) if the undersigned is a corporation, partnership, limited liability company or other business entity, any transfer made by the undersigned (a) in connection with the sale or other bona fide transfer in a single transaction of all or substantially all of the undersigned’s capital stock, partnership interests, membership interests or other similar equity interests, as the case may be, or all or substantially all of the undersigned’s assets, in any such case not undertaken for the purpose of avoiding the restrictions imposed by this agreement or (b) to another corporation, partnership, limited liability company or other business entity so long as the transferee is an affiliate (as defined below) of the undersigned and such transfer is not for value;

provided, however, that in the case of any transfer described in clause (1), (2) or (3) above, it shall be a condition to the transfer that (A) the transferee executes and delivers to Buyer, not later than one business day prior to such transfer, a written agreement, in substantially the form of this agreement (it being understood that any references to “immediate family” in the agreement executed by such transferee shall expressly refer only to the immediate family of the undersigned and not to the immediate family of the transferee) and otherwise satisfactory in form and substance to Buyer, and (B) if the undersigned is required to file a report under Section 16(a) of the Securities Exchange Act of 1934, as amended, reporting a reduction in beneficial ownership of Buyer’s securities during the term of this Agreement, the undersigned shall include a statement in such report to the effect that, in the case of any transfer pursuant to clause (1) above, such transfer is being made as a gift or by will or intestate succession or, in the case of any transfer pursuant to clause (2) above, such transfer is being made to a shareholder, partner or member of, or owner of a similar equity interest in, the undersigned and is not a transfer for value or, in the case of any transfer pursuant to clause (3) above, such transfer is being made either (a) in connection with the sale or other bona fide transfer in a single transaction of all or substantially all of the undersigned’s capital stock, partnership interests, membership interests or other similar equity interests, as the case may be, or all or substantially all of the undersigned’s assets or (b) to another corporation, partnership, limited liability company or other business entity that is an affiliate of the undersigned and such transfer is not for value. For purposes of this paragraph, “immediate family” shall mean a spouse, child, grandchild or other lineal descendant (including by adoption), father, mother, brother or sister of the undersigned; and “affiliate” shall have the meaning set forth in Rule 405 under the Securities Act of 1933, as amended.

Very truly yours,

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